                                                                    EXHIBIT 99.1


                                                                          [HOTEL
                                                                    RESERVATIONS
                                                                   NETWORK LOGO]
                                                           www.hoteldiscount.com


GENERAL INQUIRIES               ANALYST INQUIRIES              MEDIA INQUIRIES
Jeff Wilhoit                    Martin McGarry                 Tim Grace
312-640-6757                    312-274-2249                   312-274-2240
jwilhoit@webershandwick.com     mmcgarry@webershandwick.com    tgrace@webershandwick.com

FOR IMMEDIATE RELEASE
MONDAY, OCTOBER 22, 2001


                 HOTEL RESERVATIONS NETWORK POSTS RECORD QUARTER
             COMPANY REMAINS VERY BULLISH ON FUTURE GROWTH POTENTIAL


THIRD QUARTER HIGHLIGHTS:

o   REVENUE: $151.2 MILLION, UP 60%

o   EBITDA: $21.8 MILLION, UP 57%

o   ADJUSTED EPS: $0.27 PER DILUTED SHARE, UP 50%

o   1.2 MILLION HOTEL ROOM NIGHTS SOLD IN Q3

o   OVER 500 ADDITIONAL PROPERTIES ADDED IN Q3

o   LIQUIDITY STRONG WITH $212.7 MILLION IN CASH AND INVESTMENTS; NO DEBT




   FINANCIAL DATA                                                THREE MONTHS
   ---------------                                         ------------------------       %             NINE MONTHS          %
   (in 000's, except per share data)                        9/30/01         9/30/00     CHANGE    9/30/01        9/30/00   CHANGE
                                                           ----------     ----------    ------   ----------    ----------  ------
Net Revenue                                                $  151,241     $   94,618     +60%    $  394,829    $  227,963    +73%
Gross Profit                                               $   45,549     $   28,895     +58%    $  120,074    $   69,687    +72%
EBITDA                                                     $   21,775     $   13,908     +57%    $   58,591    $   35,004    +67%
Adjusted Net Income                                        $   15,321     $   10,149     +51%    $   42,259    $   24,962    +69%
Adjusted Earnings Per Share, Diluted                       $     0.27     $     0.18     +50%    $     0.74    $     0.47    +57%
Pretax Income(1)                                           $    7,874     $    4,494     +75%    $   17,500    $    9,234    +90%
Net Income(1)                                              $    1,606     $    2,764     -42%    $    8,103    $    5,679    +43%
Earnings Per Share, Diluted                                $     0.03     $     0.05     -40%    $     0.14    $     0.11    +27%

Weighted Average Shares O/S, Diluted                           57,469         56,487      +2%        57,160        52,660     +9%
    (1)See Note 4 to Condensed Statement of Operations
OPERATING DATA
Room Nights Sold, net of cancellations(2)                   1,227,422        716,600     +71%     3,056,422     1,732,321    +76%
Cities Served(2)                                                  171             83    +106%           171            83   +106%
Properties(2)                                                   3,890          2,100     +85%         3,890         2,100    +85%
Affiliates  (HRN + TravelNow)(3)                               22,793         13,400    + 70%        22,793        13,400    +70%
   (2) Excludes TravelNow

   (3) 2000 data is pro forma


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

HOTEL RESERVATIONS NETWORK INC.
ADD 1


DALLAS, TEXAS, OCTOBER 22, 2001 - HOTEL RESERVATIONS NETWORK (NASDAQ: ROOM), the leading provider of discount hotel rooms worldwide, today announced record revenues, EBITDA, and adjusted EPS for the third quarter ended September 30, 2001.

Net revenues increased 60% in the quarter to $151.2 million from $94.6 million a year earlier. EBITDA increased 57% to $21.8 million from $13.9 million, while adjusted net income, which excludes all non-cash expenses including depreciation and amortization, amortization of goodwill, non-cash marketing and distribution expenses, and the related tax effects of these non-cash items, increased 51% to $15.3 million from $10.1 million. Adjusted net income per share, diluted, increased by 50% to $0.27 from $0.18.

                               [GAPHICS OMITTED]


   REVENUE
(IN MILLIONS)
3Q00          3Q01
----          ----
94.6         151.2




   EDITDA
(IN MILLIONS)
3Q00          3Q01
----          ----
13.9          21.8

MANAGEMENT'S COMMENTS AND OUTLOOK

David Litman, Chairman and Chief Executive Officer, commented, "The third quarter of 2001 was another record quarter for Hotel Reservations Network. We reached new milestones in revenues, EBITDA, and adjusted earnings per share. We added to our customer base, increased our hotel room supply significantly, grew our business both domestically and abroad, and further expanded the company's foundation for future growth. We remain the number one source for discounted hotel rooms worldwide, and more and more customers are attracted to HRN by our values, even during this difficult period."

Mr. Litman continued, "The terrorist attacks on the United States have hit the travel industry hard, including the hotel and lodging industry. Since the attacks, Americans have been traveling less. The impact of this on all forms of travel, both business and leisure, has been sudden and severe. Most travel suppliers - such as airlines, hotels, cruise lines and car rental companies - have had to cope with drastic reductions in revenues, and many of them have somewhat limited flexibility in managing their expense levels. Customers have cancelled or deferred their travel plans in record numbers.

"Because of these factors," he continued, "our hotel and lodging partners are increasingly turning to Hotel Reservations Network to help them fill their rooms. We added over 500 new properties in the

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

HOTEL RESERVATIONS NETWORK INC.
ADD 2



third quarter, including many in the past six weeks. Over 75% of our hotel partners are now using our proprietary on-line tools to instantly offer specials and to make more rooms available for us to sell. We also added 25 new cities during the quarter, with new hotel relationships and new opportunities for growth. Our extensive distribution platform now includes not only an enormous base of nearly 23,000 Internet and call center affiliates, but also a large and growing direct channel. As a result, we are continuing to expand and strengthen our supply of rooms."

Bob Diener, President, added, "Although our company has been tested mightily in the past several weeks, we have great resiliency in our business. The HRN business model that we developed 10 years ago has a highly flexible and variable cost structure, and we are confident that HRN will continue to generate substantial profits and positive cash flow under a very wide variety of revenue scenarios.

"Moreover, HRN's growth opportunities are very strong, even after the events of September 11th. We are actively negotiating dozens of new affiliate distribution deals that should bring additional customers and revenues to HRN throughout 2002. Some of these deals are among the largest that have ever been available to us, and we are excited about the opportunities that they present."

Mr. Diener continued, "Hotel Reservations Network remains a unique, well-positioned, highly aggressive growth company, with a leadership position in a vast global lodging industry that exceeds $250 billion in revenues annually. We have still barely scratched the surface, as this year we will book less than 1/4 of 1% of this market. Our balance sheet remains solid with over $212 million in cash and investments and no debt, even after having spent over $47 million in cash to acquire TravelNow earlier this year. Our business does not require a significant investment in working capital or heavy capital expenditures. We have always been conservative at adding fixed expenses and managing spending, and we are continuing to carefully watch these factors at the present time.

"We intend to take full advantage of any and all growth opportunities - both internal and external - in 2002 and beyond. We are continuing to evaluate acquisition opportunities, and we expect that HRN will make selective acquisitions in the future. Our goal of delivering continued high growth rates for the foreseeable future is unaffected by recent world events.

"Most important, we are immensely proud of our management and employees, especially during this difficult operating environment in the travel industry. As HRN celebrates its 10th anniversary this month, Dave and I would like to express our deep gratitude to our more than 750 employees worldwide for their contributions to the success of this company."

GUIDANCE

The company has revised its outlook for the fourth quarter of 2001 and for the full year 2002. Due to the current uncertainty in the travel market, abnormally high levels of cancellations, and unusually low rates for hotel rooms in many cities, the revenue, EBITDA and cash EPS figures for the fourth quarter of 2001 represent reductions from previously issued guidance for the fourth quarter. The outlook for growth in revenue, EBITDA and cash EPS for 2002 is also reduced somewhat from prior guidance, although the company still expects significant growth in 2002. We

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


HOTEL RESERVATIONS NETWORK INC.
ADD 3


expect that hotel room rates will remain at unusually low levels throughout the fourth quarter of 2001, and will gradually increase in 2002.

The company also believes that it has reached the scale of operations where it makes economic sense to increase its marketing expenditures substantially during 2002, which should enable it to grow at even higher rates in the future. We also expect to complete several new affiliate distribution agreements that should become productive during 2002. As a result, the company expects that its rate of growth in the number of transactions (reservations and room nights sold) may outpace its rate of growth in revenues and earnings in 2002. For 2003, the company expects that hotel room rates will be back to at least pre-September 11th levels, and that the rates of growth in revenues and earnings will be similar to the rate of growth in transaction volumes.

The company's previous and revised guidance is as follows:


                                Revenues                      EBITDA                   Adjusted EPS
                                --------                      ------                   ------------
Fourth quarter, 2001
         Revised:          $100 to $120 million         $12 to $15 million            $0.15 to $0.18
         Previous:         At least $140 million       At least $21 million           At least $0.26

Full year, 2002
         Revised:           $650 to $700 million         $80 to 87 million            $0.95 to $1.03
         Previous:         At least $700 million       At least $105 million          At least $1.20

Full year, 2003              40-50% above 2002           40-50% above 2002             not provided

The company will provide updates to its guidance as appropriate.

CONFERENCE CALL

HRN management will provide additional insight and comment on its third quarter results, its business outlook, strategies and guidance, during a live conference call today at 11:00 am Eastern Time. The conference call will be webcast live on the Investor Relations section of the company's web site at www.hoteldiscount.com, and also at www.streetfusion.com. To listen to the call, log on to either web site at least 15 minutes early to register, download and install any necessary audio software. The call will also be available via telephone by dialing 703-871-3795. An audio archive of the conference call may be accessed at either web site, and is available by phone for seven days after the conference call by calling 703-925-2435 and typing in pass code 5583213.

Hotel Reservations Network, a majority-owned subsidiary of USA Networks, Inc.'s (Nasdaq: USAI) Interactive Group, is the number one provider of discount hotel accommodations worldwide, providing service through its own Web sites (www.180096hotel.com, www.hoteldiscount.com, www.condosaver.com, www.travelnow.com and www.allluxuryhotels.com), several company-operated toll-free call centers (1-800-96HOTEL), and nearly 23,000 affiliated Web sites and third-party call centers. HRN provides travelers with a one-stop shopping source for hotel pricing, amenities and availability. HRN also specializes in providing travelers with accommodations for sold-out periods.

HOTEL RESERVATIONS NETWORK INC.
ADD 4

This news release contains "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the company's anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described under the section "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2000 (which is available upon request from the company or on the company's websites, www.hoteldiscount.com and www.180096hotel.com, under the heading "Investor Relations") may affect the future results of the company and cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes in the economic conditions in the company's markets; future regulatory actions and conditions in the company's operating areas; competition from others; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and the ability to obtain and retain key executives and employees. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason.

                            -FINANCIAL TABLES FOLLOW-

                        HOTEL RESERVATIONS NETWORK, INC.
                          CONDENSED STATEMENT OF INCOME
                                   (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED SEPT. 30,     NINE MONTHS ENDED SEPT. 30,
                                                                    -----------------------------   -----------------------------
                                                                         2001            2000            2001            2000
                                                                    -------------   -------------   -------------   -------------
Revenues                                                            $     151,241   $      94,618   $     394,829   $     227,963

Cost of revenues                                                          105,692          65,723         274,755   $     158,276
                                                                    -------------   -------------   -------------   -------------
Gross profit                                                               45,549          28,895         120,074          69,687

Operating expenses:
     Selling general & administrative                                      24,280          15,169          62,680          35,210
     Amortization of non-cash marketing and distribution expenses           3,547           1,235          12,211           2,956
     Amortization of goodwill                                              11,827          10,591          34,610          27,871
                                                                    -------------   -------------   -------------   -------------
Total operating expenses                                                   39,654          26,995         109,501          66,037
                                                                    -------------   -------------   -------------   -------------

Income from operations                                                      5,895           1,900          10,573           3,650

Interest & other income, net                                                1,979           2,594           6,927           5,584
                                                                    -------------   -------------   -------------   -------------
Income before income tax                                                    7,874           4,494          17,500           9,234

Provision for income tax (4)                                                6,268           1,730           9,397           3,555
                                                                    -------------   -------------   -------------   -------------
NET INCOME (4)                                                      $       1,606   $       2,764   $       8,103   $       5,679
                                                                    =============   =============   =============   =============

Net income per share (basic and diluted)                            $        0.03   $        0.05   $        0.14   $        0.11
                                                                    =============   =============   =============   =============

Weighted average shares outstanding (basic) (1)                            56,989          55,214          56,260          51,957
                                                                    =============   =============   =============   =============
Weighted average shares outstanding (diluted) (1)                          57,469          56,487          57,160          52,660
                                                                    =============   =============   =============   =============

EBITDA (2)                                                          $      21,775   $      13,908   $      58,591   $      35,004
                                                                    =============   =============   =============   =============

ADJUSTED INCOME EXCLUDING CERTAIN NON-CASH CHARGES (3):

Income before income tax                                            $       7,874   $       4,494   $      17,500   $       9,234
Adjustment for non-cash and non-recurring expenses:
     Depreciation & Amortization                                              506             182           1,197             527
     Amortization of goodwill                                              11,827          10,591          34,610          27,871
     Amortization of non-cash marketing and distribution expenses           3,547           1,235          12,211           2,956
                                                                    -------------   -------------   -------------   -------------
Total non-cash expenses                                                    15,880          12,008          48,018          31,354

                                                                    -------------   -------------   -------------   -------------
Adjusted pre-tax income before non-cash expense                            23,754          16,502          65,518          40,588
                                                                    -------------   -------------   -------------   -------------

Provision for income tax                                                    8,433           6,353          23,259          15,626

                                                                    -------------   -------------   -------------   -------------
ADJUSTED NET INCOME                                                 $      15,321   $      10,149   $      42,259   $      24,962
                                                                    =============   =============   =============   =============

ADJUSTED EPS EXCLUDING CERTAIN  NON-CASH CHARGES (BASIC) (3)                 0.27   $        0.18   $        0.75   $        0.48
                                                                    =============   =============   =============   =============
Adjusted EPS Excluding Certain  Non-Cash Charges (diluted) (3)               0.27            0.18            0.74            0.47
                                                                    =============   =============   =============   =============

Weighted average shares outstanding (basic) (1)                            56,989          55,214          56,260          51,957
                                                                    =============   =============   =============   =============

Weighted average shares outstanding (diluted) (1)                          57,469          56,487          57,160          52,660
                                                                    =============   =============   =============   =============

NOTES:

(1) Weighted average shares outstanding for the calculation of earnings per share for the nine months ended September 30, 2000 assumed the 38,999 shares of the Class B Common Stock was outstanding for the entire period and the 16,235 shares of Class A Common Stock and the dilutive effect of options and warrants issued at the time of the initial public offering are weighted for the period from February 25, 2000 to September 30, 2000.

(2) EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

(3) Adjusted Net Income and Adjusted EPS information is presented for informational purposes only and should not be considered as a substitute for the historical financial information presented in accordance with generally accepted accounting principles.

(4) Net income for the three months ended September 30, 2001 reflects adjustments to increase tax expense resulting from the change in estimated valuation and amortization of non-deductible goodwill for tax purposes, which was recorded at the time of the Company's initial public offering.


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

                        HOTEL RESERVATIONS NETWORK, INC.
                           SELECTED BALANCE SHEET DATA
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                       SEPTEMBER 30,   SEPTEMBER 30,
                                           2001             2000
                                       -------------  -------------
Cash & cash equivalents                $      73,074  $     115,669
Short-term investments held for sale         139,579         55,184
Accounts payable                              50,662         29,608
Deferred revenue                              48,000         43,496










                                      ###